Exhibit 99.2

Mozy Inc.,
Abbreviated Financial Statements

Mozy, Inc.
Abbreviated Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Carbonite, Inc.
Boston, Massachusetts
We have audited the accompanying abbreviated financial statements of Mozy, Inc. and its subsidiaries (the “Company”), a subsidiary of Dell Technologies, Inc., which comprise the statement of assets acquired and liabilities assumed as of February 2, 2018, the related statement of revenue and direct expenses for the year then ended, and a statement of assets acquired and liabilities assumed at fair value as of March 19, 2018, and the related notes to the abbreviated financial statements (collectively referred to as the “financial statements”).
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Mozy, Inc. and its subsidiaries as of February 2, 2018, its revenues and direct expenses for the year then ended, and the assets acquired and liabilities assumed of Mozy, Inc. and its subsidiaries at fair value as of March 19, 2018, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
As discussed in Note 1 to the financial statements, the accompanying financial statements have been prepared for the purposes of presenting the assets acquired and liabilities assumed and revenue and direct expenses of the Company, and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Company. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 4, 2018

Mozy, Inc.
Statement of Assets Acquired and Liabilities Assumed

February 2, 2018
(in thousands)
ASSETS ACQUIRED
Current assets
Cash	$3,917
Accounts receivable, net of allowance for doubtful accounts of $742	2,181
Prepaid and other current assets	764
Total current assets	6,862
Property and equipment, net	12,829
Deferred tax assets	806
Total assets acquired	$20,497
LIABILITIES ASSUMED
Current liabilities
Accounts payable	$193
Accrued liabilities	621
Deferred revenue	16,265
Total current liabilities	17,079
Deferred revenue, net of current portion	9,628
Total liabilities assumed	26,707
Net liabilities assumed	$(6,210)
The accompanying notes are an integral part of these abbreviated financial statements.

Mozy, Inc.
Statement of Revenue and Direct Expenses

Year ended February 2, 2018
(in thousands)
Revenue	$71,791
Cost of revenue	25,547
Gross profit	46,244
Direct expenses
Research and development	5,584
Sales and marketing	9,775
General and administrative	5,236
Other income, net	(472)
Total direct expenses	20,123
Revenue in excess cost of revenue and direct expenses	$26,121
The accompanying notes are an integral part of these abbreviated financial statements.

Mozy, Inc.
Statement of Assets Acquired and Liabilities Assumed at Fair Value

March 19, 2018
(in thousands)
ASSETS ACQUIRED
Current assets
Cash	$332
Accounts receivable	1,629
Prepaid and other current assets	632
Total current assets	2,593
Property and equipment	7,169
Deferred tax assets	242
Intangible assets	96,500
Goodwill	74,871
Total assets acquired	$181,375
LIABILITIES ASSUMED
Current liabilities
Accounts payable	$254
Accrued liabilities	508
Deferred revenue	15,682
Total current liabilities	16,444
Deferred revenue, net of current portion	3,928
Deferred tax liability	16,140
Total liabilities assumed	36,512
Net assets acquired (assumed)	$144,863
The accompanying notes are an integral part of these abbreviated financial statements.

Mozy, Inc.
Notes to Abbreviated Financial Statements
1. Business Overview and Basis of Presentation
Mozy, Inc., a Delaware company, and its subsidiaries, which include Mozy Holdings Limited and Mozy International Limited, both organized under the laws of Ireland, (collectively “Mozy” or the “Company,”) provides cloud backup services for consumers and businesses through its suite of products including MozyHome, MozyPro and MozyEnterprise. Mozy was a wholly owned subsidiary of EMC Corporation, which is a subsidiary of Dell Technologies, Inc through March 18, 2018.
On February 12, 2018, Carbonite, Inc. ("Carbonite") entered into a definitive Master Acquisition Agreement ("Acquisition Agreement") with EMC Corporation and Dell Technologies, Inc. (collectively “Dell” or “Parent”). Pursuant to the Acquisition Agreement, Carbonite completed the acquisition of all the issued and outstanding capital stock of Mozy on March 19, 2018, for a purchase price of $144.5 million in cash, net of cash acquired. The purchase price is subject to an adjustment for working capital. Pursuant to the Acquisition Agreement, Carbonite acquired all the assets and assumed all the liabilities of Mozy except for certain excluded assets and liabilities identified in the Acquisition Agreement. Excluded assets consisted mainly of certain assets used in Mozy’s activities in China, any assets related to the use of Parent corporate services, any assets associated with corporate insurance policies, and any claims, rights or interests to certain tax refunds. Excluded liabilities consisted of certain tax liabilities, liabilities in respect to indebtedness for borrowed money, unpaid bonus payments or any other guarantees, any liabilities for unpaid salary amounts as of the acquisition date, liabilities for commissions related to the Company’s fiscal year ended February 2, 2018, and any liabilities for Parent benefit plans. Further, intercompany receivables and payables between Mozy and the Parent and its subsidiaries were not acquired nor assumed. Carbonite assumed certain liabilities of the Parent, including severance liabilities in excess of a defined amount and other certain contingent employee termination liabilities, certain tax liabilities, any liabilities in respect to legal proceedings related to Mozy’s activities, any liabilities arising out of actual or alleged infringement of any intellectual property of any third-party related to Mozy’s activities. Additionally, Carbonite assumed all liabilities associated with the Parent’s unpaid long-term incentive cash plan that relate to Mozy employees that transferred to Carbonite in the transaction.
The accompanying abbreviated financial statements, which are comprised of the statement of assets acquired and liabilities assumed as of February 2, 2018 and a statement of revenue and direct expenses for the fiscal year ended February 2, 2018, are presented on a historical cost basis. Collectively, these financial statements are referred to as the “Abbreviated Financial Statements”. Mozy’s fiscal year began on February 4, 2017 and ended on February 2, 2018. The Company has not applied push-down accounting in the preparation of the Abbreviated Financial Statements as of and for the year ended February 2, 2018. Accordingly, any goodwill, intangible assets or any related impairment charges reflected in Dell’s historical consolidated financial statements are not recorded in these financial statements. The statement of revenue and direct expenses for the fiscal year ended February 2, 2018 includes revenue and expenses directly attributable to the Mozy business. Direct expenses include sales and marketing, research and development, depreciation, and other administrative costs directly associated with Mozy’s revenue producing activities. Certain expenses directly related to the revenue producing activities of Mozy including facilities and information technology licenses and services, which have not historically been included in Mozy’s results of operations, have been estimated and included in the statement of revenue and direct expenses for the fiscal year ended February 2, 2018. Management has based the estimate of these expenses on the amounts charged under a transition services agreement which Carbonite entered into in connection with the Acquisition Agreement. Management believes these estimates to be a reasonable reflection of the utilization of services by, or the benefits provided to Mozy. Estimates for such costs totaled $1.5 million for the fiscal year ended February 2, 2018. Direct expenses exclude costs that are not directly involved in the revenue producing activity, such as interest, taxes, and Parent corporate overhead which includes the use of Parent facilities and corporate payroll costs.
The statement of assets acquired and liabilities assumed at fair value as of March 19, 2018 is presented on a fair value basis and includes the acquisition accounting adjustments related to the Acquisition Agreement as of the acquisition date. The statement of assets acquired and liabilities assumed at fair value as of March 19, 2018 includes identifiable assets acquired, including tangible and intangible assets, and liabilities assumed at their acquisition date fair value. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net assets acquired and the liabilities assumed. Refer to Note 8.
These Abbreviated Financial Statements and statement of assets acquired and liabilities assumed at fair value have been prepared for the purpose of supporting Carbonite in complying with Rule 3-05 of the U.S. Securities and Exchange Commission’s Regulation S-X. Separate financial statements have not historically been prepared for Mozy. While Mozy was a separate legal entity, Dell never allocated certain corporate expenses to Mozy including interest expense, corporate overhead expenses and income taxes. Certain centrally provided services, which are shared by Dell’s various businesses, corporate functions, and other areas of Dell are not recorded in a manner that would enable the development of full stand-alone financial statements required by Rule 3-05 of Regulation S-X. As such, it is not possible to provide a meaningful allocation of certain business unit and corporate costs, interest or tax, and only costs directly related to the revenue producing activities of Mozy are included in these Abbreviated Financial Statements. These financial statements have been derived, in part, from Dell’s historical accounting records as if Mozy’s operations had been conducted independently from Dell and were prepared on a stand-alone basis.
These Abbreviated Financial Statements and statement of assets acquired and liabilities assumed at fair value may not be indicative of what they would have been had Mozy been an independent stand-alone entity, nor are they necessarily indicative of Mozy’s future financial condition or results of operations going forward due to the omission of various operating expenses.
While the Company maintains its own bank accounts, certain operating activities are funded and settled through intercompany accounts. As such, a statement of cash flows is not presented.

2. Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts in the Abbreviated Financial Statements and statement of assets acquired and liabilities assumed at fair value and accompanying notes. Actual amounts could differ from those estimated amounts. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, the estimation of direct costs paid by the Parent that have not been historically included in Mozy’s statement of operations and the recognition, at their acquisition date fair value, of assets acquired (including fixed assets, goodwill, and intangible assets) and of liabilities assumed (including deferred revenue and deferred tax liabilities).
Revenue Recognition
The Company derives revenue from Software-as-a-Service ("SaaS") arrangements through four primary product offerings, including MozyPro, MozyEnterprise, MozyHome, and Service Provider. The Company also sells professional services which primarily relate to training services for Service Provider and MozyEnterprise customers. The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable and (iv) collectability is probable. The Company's revenue recognition policies for these revenue streams are discussed below.
The Company derives the majority of its revenue from data protection solutions sold as subscriptions. These services are standalone independent service solutions, which are generally contracted for a one- to three-year term. Subscription arrangements include access to use the Company’s services via the internet. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition. Subscription revenue is recognized ratably on a daily basis upon activation of service over the subscription period, when persuasive evidence of an arrangement with a customer exists, the subscription period has been activated, the price is fixed or determinable, and collection is reasonably assured. Non-current deferred revenue is expected to be recognized on or over a 12-month period. Professional services are generally provided on a time and materials basis and revenue from professional services is recognized as services are performed.
The Company excludes any taxes assessed by a governmental authority that are directly imposed on a revenue-producing transaction (i.e., sales, use and value added) from its revenue and costs.
Cost of Revenue
Cost of revenue consists primarily of direct costs associated with the Company’s data center operations and customer support centers, including wages and benefits for personnel, depreciation of equipment, amortization of developed technology, rent, utilities and broadband, cost of hardware, equipment maintenance, hosting fees, and software license fees.
Research and development
Research and development expenses consist primarily of wages and benefits for development personnel, third-party outsourcing costs, hosting fees, consulting fees, rent, and depreciation. These expenses are expensed as incurred.
General and administrative
General and administrative expenses consist primarily of wages and benefits for Mozy’s management, finance, accounting, legal and other administrative personnel, legal and accounting fees, and other corporate expenses.
Sales and marketing
Sales and marketing expenses consist primarily of wages and benefits for sales and marketing personnel, advertising costs, credit card fees, and commissions paid to third-party partners and affiliates. The Company incurred $1.3 million of advertising expense during the fiscal year ended February 2, 2018, and expensed advertising costs as incurred.

Concentrations of Credit Risk and Accounts Receivables
The Company’s credit risk is mitigated by the size and diversity of its customer base as well as its geographic dispersion. The Company estimates receivables for which full collection is not expected based on historical collection rates and ongoing evaluations of the creditworthiness of customers. An allowance is recorded for these amounts deemed uncollectible. No single customer accounted for more than 10% of revenue for the fiscal year ended February 2, 2018. No customer represented more than 10% of accounts receivable as of February 2, 2018 or March 19, 2018.
Property and Equipment, net
Property and equipment is stated at cost as of February 2, 2018 and at fair value as of March 19, 2018. Property and equipment is depreciated under the straight-line method at rates designed to distribute the cost of property and equipment over estimated useful lives of the assets (or lease life, if shorter) ranging from one to seven years. When certain events or changes in operating conditions occur, an impairment assessment may be performed on the recoverability of the carrying amounts.
The Company accounts for the costs of computer software obtained or developed for internal use in accordance with ASC 350, Intangibles - Goodwill and Other. Computer software development costs are expensed as incurred, except for internal use software costs that qualify for capitalization, and include employee related expenses, including salaries and benefits, costs of computer hardware and software, and costs incurred in developing features and functionality. These capitalized costs are included in property and equipment and are recorded at historical cost as of February 2, 2018. The Company expenses costs incurred in the preliminary project and post-implementation stages of software development and capitalizes costs incurred in the application development stage and costs associated with significant enhancements to existing internal use software applications. Software costs are amortized using the straight-line method commencing when the software project is ready for its intended use over a two-year useful life.
Foreign Currency Translation
The reporting and functional currency of Mozy, Inc. and its subsidiaries, is the U.S. dollar. Gains or losses arising from transactions denominated in non- U.S. dollar currencies and the effect of remeasuring non- U.S. denominated assets and liabilities are recorded in "Other (Income) Expense" in the accompanying statement of revenue and direct expenses for the fiscal year ended February 2, 2018.
Recently Issued Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) ("Topic 606"), which updated guidance and disclosure requirements for recognizing revenue. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The revenue standard is based on the principle that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Major provisions include determining which goods and services are distinct and require separate accounting (i.e., performance obligations), how variable consideration is recognized, whether revenue should be recognized at a point in time or over time and ensuring the time value of money is considered in the transaction price. The Company adopted this standard as of February 3, 2018 using the modified retrospective transition method. The information for the year ended February 2, 2018 has not been restated and continues to be reported under the accounting standards in effect for the period presented.

In February 2016, the FASB issued ASU 2016-02, Leases ("ASU 2016-02"). ASU 2016-02 requires lessees to recognize the assets and liabilities on their balance sheet for the rights and obligations created by most leases and continue to recognize expenses on their income statements over the lease term. It will also require disclosures designed to give financial statement users information on the amount, timing, and uncertainty of cash flows arising from leases. The guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect of the standard on its consolidated financial statements, and expects that upon adoption a significant lease obligation and right to use asset will be recognized.
Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not have, or are not believed by management to have, a material impact on the Company's present or future financial statements.

3. Related Party Transactions
Dell and certain subsidiaries (collectively “Dell Entities”) sell the Company’s products as part of providing expanded service offerings to its customers. For these transactions, the Company records revenue from the Dell Entities based on either a percentage of the contractual amount of Mozy products sold to the customer or a fixed amount per transaction. These transactions are settled through intercompany payments with Dell Entities. Included in the Company’s revenue amount for the fiscal year ended February 2, 2018, is $13.0 million of revenue related to transactions with Dell Entities.
Additionally, included in revenue for the fiscal year ended February 2, 2018 is $0.7 million related to Mozy subscriptions that were provided to certain Dell employees, who were not employees of Mozy. These subscriptions were recorded as an intercompany receivable from Dell.
The Company outsourced the management of its production and disaster recovery data centers to Virtustream, a subsidiary of the Parent. Included in the statement of revenue and direct expenses as of February 2, 2018 as a cost of revenue is $5.9 million of expenses incurred under Mozy’s agreement with Virtustream.
All intercompany assets and liabilities with the Parent and its subsidiaries have been excluded from the Abbreviated Financial Statements and statement of assets acquired and liabilities assumed at fair value as intercompany receivables were not acquired and intercompany liabilities were not assumed. All intercompany transactions between Mozy subsidiaries have been eliminated upon consolidation.
4. Property and Equipment, net
Property and equipment consists of the following (in thousands):

February 2, 2018
(at historical cost)
Computer equipment	$55,704
Furniture and fixtures	26
Building and leasehold improvements	288
Internal-use software	27,040
Total property and equipment	83,058
Less accumulated depreciation	(70,229)
Property and equipment, net	$12,829
Depreciation expense related to property and equipment was $22.1 million for the fiscal year ended February 2, 2018.

5. Accrued Liabilities
Accrued liabilities consist of the following (in thousands):

February 2, 2018
(at historical cost)
Accrued compensation	$202
Accrued consulting and professional fees	245
Accrued sales and marketing	80
Accrued other expenses	94
Total accrued expenses	$621
6. Income Taxes
The statement of revenue and direct expenses as of February 2, 2018 does not include a provision for income taxes. The Abbreviated Financial Statements include certain deferred tax assets and liabilities, primarily related to timing differences between book and tax for fixed assets and deferred revenue, as these assets were acquired and liabilities were assumed by Carbonite. The Company does not have any net operating loss carry forwards or tax credits available.

The tax effects of temporary differences that give rise to deferred tax assets (liabilities) as of February 2, 2018 are as follows (in thousands):

February 2, 2018
(at historical cost)
Deferred tax assets:
Deferred revenue	$2,885
Other	40
Total deferred tax assets	2,925
Deferred tax liabilities:
Amortization	—
Depreciation	(2,109)
Other	(10)
Total deferred tax liabilities	(2,119)
Net deferred tax assets	$806
7. Commitments and Contingencies
The Company’s principal commitments consist of non-cancellable leases for its office equipment. Rental expense associated with operating leases is charged to expense in the period incurred. Rent expense of $0.1 million was included in general and administrative expense in the statement of revenue and direct expenses for the fiscal year ended February 2, 2018, as the Company resides in space leased by the Parent. As of February 2, 2018, the Company does not have any significant minimum rental commitments under non-cancelable operating leases.
The Company is from time to time subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. The Company assesses its litigation and/or threatened litigation as to the probability of ultimately incurring a liability, and records its best estimate of the ultimate loss if reasonably possible to estimate, in situations where the Company assesses the likelihood of loss as probable. The Company is not aware of any existing matters that would have a material adverse effect on the Company’s activities as of the date of the Abbreviated Financial Statements.
8. Purchase Price Adjustments Related to Mozy Acquisition

The acquisition of Mozy has been accounted for as a business combination by Carbonite, and Carbonite has recorded the assets acquired and liabilities assumed at their respective fair values as of March 19, 2018.
The purchase price allocation is considered preliminary, and additional adjustments may be recorded during the measurement period in accordance with authoritative guidance regarding business combinations. The following tables summarize the preliminary purchase price allocation (in thousands):

Fair value of consideration transferred:
Cash, net of cash acquired	$144,531
Fair value of total consideration	$144,531

Fair value of assets acquired and liabilities assumed:
Accounts receivable	$1,629
Prepaid and other current assets	632
Property and equipment	7,169
Deferred tax asset	242
Intangible assets	96,500
Goodwill	74,871
Total assets acquired	181,043
Accounts payable	(254)
Accrued liabilities	(508)
Deferred revenues	(19,610)
Deferred tax liability	(16,140)
Net assets acquired	$144,531
Carbonite engaged a third-party valuation firm to assist in the valuation of intangible assets consisting of customer relationships, developed technology and the Mozy trade name as well as in the valuation of deferred revenue and property and equipment. The fair values of the remaining Mozy assets and liabilities noted above approximate their carrying values at March 19, 2018.
In connection with the acquisition of Mozy, goodwill of $74.9 million was recognized for the excess purchase price over the fair value of the net assets acquired. Goodwill is not deductible for tax purposes as this acquisition was a stock purchase. The significant intangible assets identified in the purchase price allocation discussed above include customer relationships, developed technology, and trade names which are amortized over their estimated useful lives based on the pattern of consumption of the economic benefits or, if that pattern cannot be readily determined, on a straight-line basis. Customer relationships represent the underlying relationships with certain customers to provide ongoing services for products sold. To value the customer relationship asset, Carbonite utilized the income approach, specifically a discounted cash-flow method known as the excess earnings method. Developed technology consists of products that have reached technological feasibility and trade names represent acquired company and product names. The developed technology intangible was valued using a relief from royalty method, which considers both the market approach and the income approach. The trade name intangible was valued using the replacement cost/lost profits methodology. The following table presents the estimated fair values and useful lives of the identifiable intangible assets acquired and risk-adjusted discount rates used in the valuation:

	Amount	Weighted Average Useful Life
	(in thousands)	(in years)
Developed technology	$8,700	2
Customer relationships	87,300	7
Trade names	500	2
Total identifiable intangible assets	$96,500
9. Selected Cash Flow Disclosures
A statement of cash flow was not prepared or presented in the accompanying Abbreviated Financial Statements as operations of Mozy are aggregated and managed by the Parent. The Company’s cash flow from operations from February 4, 2017 to February 2, 2018 was impacted by, a decrease in deferred revenue, partially offset by decreases in accounts receivables and prepaid assets. The Company did not acquire a significant amount of property and equipment during the fiscal year ended February 2, 2018. Additionally, the Company entered into intercompany transactions with the Parent that were settled in cash between the parties during the fiscal year ended February 2, 2018. The Company did not complete any financing activities from any party other than the Parent.
10. Subsequent Events
Subsequent events have been evaluated through June 4, 2018, the date these Abbreviated Financial Statements and statement of assets acquired and liabilities assumed at fair value were issued.